Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended December 31, 2017 and

Announces Quarterly Distribution of $0.20 per Share

GREENWICH, CT – 02/27/2018 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended December 31, 2017, and announced a distribution of $0.20 per share for the quarter ending March 31, 2018.

●	As of December 31, 2017, net asset value per share was $7.55 compared with the net asset value per share as of September 30, 2017 of $7.43.

●	For the quarter ended December 31, 2017 we recorded net investment income of approximately $7.6 million, or approximately $0.15 per share. In the fourth quarter, we recorded net realized losses of approximately $1.0 million, and net unrealized appreciation of approximately $9.8 million. In total we had a net increase in net assets from operations of approximately $16.4 million, or approximately $0.32 per share.

●	Our core net investment income (“Core NII”) for the quarter ended December 31, 2017 was $9.0 million, or approximately $0.17 per share.

o	Core NII represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our collateralized loan obligation (“CLO”) equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. (See additional information under “Supplemental Information Regarding Core Net Investment Income” below).

o	While our experience has been that cash flow distributions have historically represented useful indicators of our CLO equity investments’ annual taxable income during certain periods, we believe that current and future cash flow distributions may represent less accurate indicators of taxable income with respect to our CLO equity investments than they have in the past. Accordingly, our taxable income may be materially different than either GAAP NII or Core NII.

●	Total investment income for the fourth quarter of 2017 amounted to approximately $13.4 million, which represents a decrease of approximately $1.1 million from the third quarter of 2017.

o	For the quarter ended December 31, 2017, we recorded investment income from our portfolio as follows:

●	approximately $5.6 million from our debt investments,

●	approximately $7.2 million from our CLO equity investments, and

●	approximately $0.6 million from all other sources.

●	Our total expenses for the quarter ended December 31, 2017 were approximately $5.8 million, down by approximately $1.9 million compared to the third quarter of 2017. The primary driver of that decrease was lower interest expense for the quarter on our outstanding debt.

●	During the fourth quarter of 2017:

o	We made investments of approximately $40.7 million in corporate loan investments. We received proceeds of approximately $15.2 million and $2.0 million from sales of our CLO equity investments and corporate loan investments, respectively.

o	We received or were entitled to receive proceeds of approximately $30.2 million from repayments, sales and amortization payments on our corporate loan investments.

●	As of December 31, 2017, the weighted average yield of our debt investments at current cost was approximately 9.7%, compared with 9.5% as of September 30, 2017.

●	As of December 31, 2017, the weighted average effective yield of our CLO equity investments at current cost was approximately 15.6%, compared with 15.9% as of September 30, 2017.

●	As of December 31, 2017, the weighted average cash distribution yield of our CLO equity investments at current cost was approximately 20.2%, compared with 17.5% as of September 30, 2017.

●	Our weighted average credit rating on a fair value basis was 2.2 at the end of the fourth quarter of 2017 (compared to 2.2 at the end of the third quarter of 2017).

●	At December 31, 2017, we had no investments on non-accrual status.

●	Our board of directors has declared the following distribution on our common stock:

Quarter Ending	Record Date	Payment Date	Amount Per Share
March 31, 2018	March 16, 2018	March 30, 2018	$0.20

●	On February 5, 2018, the Board of Directors authorized a new program for the purpose of repurchasing up to $25.0 million worth of the Company’s common stock.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments (excluding those cash distributions believed to represent a return of capital) and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. The Company did not recognize any capital gains incentive fees for the quarter ended December 31, 2017.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows compared to the cost, resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period (referred to below as “CLO equity additional distributions”).

Further, in order to continue to qualify to be taxed as a regulated investment company (“RIC”), we are required, among other things, to distribute at least 90% of our investment company taxable income annually. Therefore, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income, although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility and our taxable income may differ materially from our core net investment income.

The following table provides a reconciliation of net investment income to Core NII for the three months and year ended December 31, 2017:

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$7,628,828	$0.148	$30,726,730	$0.597
CLO equity additional distributions	1,347,464	0.026	5,680,872	0.110
Core net investment income	$8,976,292	$0.174	$36,407,602	$0.707

We will host a conference call to discuss our fourth quarter results today, Tuesday, February 27, 2018 at 10:00 AM ET. Please call 1-888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10117486.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2017, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Non-affiliated/non-control investments (cost: $418,990,080 @ 12/31/17; $616,542,612 @ 12/31/16)	$400,223,439	$578,297,069
Affiliated investments (cost: $10,528,740 @ 12/31/17; $7,497,229 @ 12/31/16)	18,218,787	11,626,007
Cash and cash equivalents	30,013,842	8,261,698
Restricted cash	—	3,451,636
Interest and distributions receivable	5,085,494	9,682,672
Securities sold not settled	—	7,406
Other assets	579,694	1,130,018
Total assets	$454,121,256	$612,456,506
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	$62,340,159	$—
Base management fee and net investment income incentive fee payable to affiliate	2,706,099	3,673,381
Accrued interest payable	11,621	1,731,111
Accrued expenses	644,735	1,089,043
Notes payable – TICC CLO 2012-1 LLC, net of discount and deferred issuance costs	—	125,853,720
Notes payable – Convertible Notes, net of deferred issuance costs	—	94,116,753
Total liabilities	65,702,614	226,464,008

NET ASSETS
Total net assets	388,418,642	385,992,498
Total liabilities and net assets	$454,121,256	$612,456,506
Net asset value per common share	$7.55	$7.50
Common stock shares issued and outstanding	51,479,409	51,479,409

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$24,561,956	$33,649,267	$48,556,075
Income from securitization vehicles and investments	33,274,392	32,503,279	34,901,766
Other income	3,198,469	2,228,877	2,332,680
Total investment income from non-affiliated/non-control investments	61,034,817	68,381,423	85,790,521
From affiliated investments:
Interest income – debt investments	382,200	331,404	300,544
Total investment income from affiliated investments	382,200	331,404	300,544
From control investments:
Interest income – debt investments	—	567,219	1,371,874
Total investment income from control investments	—	567,219	1,371,874
Total investment income	61,417,017	69,280,046	87,462,939
EXPENSES
Interest expense	12,898,815	17,202,851	19,889,147
Base management fees	8,140,010	11,292,395	19,770,170
Professional fees	2,799,113	6,393,812	5,690,799
Compensation expense	901,472	837,343	1,158,622
Director’s Fees	584,580	642,000	514,501
Insurance	256,956	159,573	68,679
Transfer agent and custodian fees	244,115	316,577	332,796
General and administrative	1,014,580	2,861,803	1,340,326
Total expenses before incentive fees	26,839,641	39,706,354	48,765,040
Net investment income incentive fees	3,850,646	2,795,399	(929,933)
Capital gains incentive fees	—	—	—
Total incentive fees	3,850,646	2,795,399	(929,933)
Total expenses	30,690,287	42,501,753	47,835,107
Net investment income	30,726,730	26,778,293	39,627,832
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	19,478,902	90,159,779	(101,525,472)
Affiliated investments	3,561,269	4,695,861	7,057,989
Control investments	—	5,750,000	(3,910,000)
Total net change in unrealized appreciation/depreciation on investments	23,040,171	100,605,640	(98,377,483)
Net realized (losses) gains
Non-Affiliated/non-control investments	(7,007,892)	(11,262,943)	425,240
Affiliated investments	—	—	(6,762,328)
Control investments	—	(3,000,000)	—
Extinguishment of debt	(3,149,338)	(2,759,227)	(1,046,910)
Total net realized losses	(10,157,230)	(17,022,170)	(7,383,998)
Net increase/(decrease) in net assets resulting from operations	$43,609,671	$110,361,763	$(66,133,649)
Net increase in net assets resulting from net investment income per common share:
Basic	$0.60	$0.52	$0.66
Diluted	$0.60	$0.52	$0.66
Net increase/(decrease) in net assets resulting from operations per common share:
Basic	$0.85	$2.13	$(1.11)
Diluted	$0.83	$1.90	$(1.11)
Weighted average shares of common stock outstanding:
Basic	51,479,409	51,858,313	59,752,896
Diluted	58,208,185	61,773,392	69,786,048
Distributions per share	0.80	$1.16	$1.14

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

Financial highlights for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Per Share Data
Net asset value at beginning of period	$7.50	$6.40	$8.64	$9.85	$9.90
Net investment income(1)(3)	0.60	0.52	0.66	1.17	1.09
Net realized and unrealized capital (losses) gains(2)(3)	0.25	1.62	(1.85)	(1.20)	0.06
Net change in net asset value from operations	0.85	2.14	(1.19)	(0.03)	1.15
Distributions per share from net investment income	(0.66)	(1.06)	(1.14)	(1.00)	(1.16)
Distributions based on weighted average share impact	—	0.01	0.01	(0.03)	(0.04)
Tax return of capital distributions	(0.14)	(0.10)	—	(0.16)	—
Total distributions(4)	(0.80)	(1.15)	(1.13)	(1.19)	(1.20)
Effect of shares issued, net of offering expenses	—	—	—	—	—
Effect of shares repurchased, gross	—	0.11	0.08	0.01	—
Net asset value at end of period	$7.55	$7.50	$6.40	$8.64	$9.85
Per share market value at beginning of period	$6.61	$6.08	$7.53	$10.34	$10.12
Per share market value at end of period	$5.74	$6.61	$6.08	$7.53	$10.34
Total return(5)	(2.01)%	33.29%	(4.35)%	(17.22)%	14.68%
Shares outstanding at end of period	51,479,409	51,479,409	56,396,435	60,303,769	53,400,745
Ratios/Supplemental Data(7)
Net assets at end of period (000’s)	388,419	385,992	360,935	520,813	526,242
Average net assets (000’s)	385,947	343,328	487,894	560,169	506,093
Ratio of expenses to average net assets	7.95%	12.38%	9.80%	8.70%	9.74%
Ratio of net investment income to average net assets	7.96%	7.80%	8.12%	12.24%	11.02%
Portfolio turnover rate(6)	43.02%	25.73%	24.96%	45.91%	38.22%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.

(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.

(3)	During the first quarter of 2015, the Company identified a non-material error in its accounting for income from CLO equity investments — refer to “Note 2. Change of Accounting for Collateralized Loan Obligation Equity Income.” Prospectively as of January 1, 2015, the Company records income from its CLO equity investments using the effective yield method in accordance with the accounting guidance in ASC 325-40, Beneficial Interests in Securitized Financial Assets, based upon an estimation of an effective yield to maturity utilizing assumed cash flows. An out-of-period adjustment to net investment income incentive fees, in the amount of $2.4 million, or $0.04 per share, is reflected in the year ended December 31, 2015. Prior period amounts are not materially affected.

During the quarter ended September 30, 2015, the Company recorded an out of period adjustment related to a miscalculation of discount accretion which increased interest income and increased investment cost, by approximately $1.4 million. For the year ended December 31, 2015, approximately $1.1 million, or $0.02 per share, of the adjustment related to prior years. The increase in the investment cost has a corresponding effect on the investment’s unrealized depreciation of the same amount. Management concluded the adjustment was not material to previously filed financial statements.

(4)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.

(5)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value per share, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts.

(6)	Portfolio turnover rate is calculated using the lesser of the annual cash investment sales and debt repayments or annual cash investment purchases over the average of the total investments at fair value.

(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2017, 2016, 2015, 2014 and 2013:

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Ratio of expenses to average net assets:
Expenses before incentive fees	6.95%	11.57%	10.00%	8.39%	8.68%
Net investment income incentive fees	1.00%	0.81%	(0.19)%	1.00%	1.30%
Capital gains incentive fees	—%	—%	—%	(0.69)%	(0.24)%
Ratio of expenses, excluding interest expense, to average net assets	4.61%	7.37%	5.73%	5.17%	6.00%

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280